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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           People's Bancshares, Inc.
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               (Name of Registrant as Specified In Its Charter)

                            RCG Kingston Fund, Ltd.
                             RCG Kingston, L.L.C.
                               Kingston Fund, LP
                           Ramius Capital Group, LLC
                                C4S & Co., LLC
                               Jennings & Gillen
                                D.B. Jennings, Inc.
                              Donald B. Jennings
                               Thomas F. Gillen
                    The Partnership for Bank Capital, L.P.
                               Vincent A. Smyth
                                 Mary E. Smyth

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                              RCG Kingston, L.L.C.
                                Chrysler Center
                           666 Third Ave., 26th Floor
                               New York, NY 10017

                                                                   June 2, 2000

                To the Shareholders of People's Bancshares, Inc.

   If you already have voted your BLUE proxy card FOR our nominees to the board of directors for People's Bancshares, Inc. ("PBKB"), we thank you for your support. If not, you still have time to do so regardless of whether or not you voted the white proxy card.

   We would like to point out a few important facts that the company failed to mention in its last letter that we believe could help you make your decision. In 1999, out of 182 publicly traded thrifts/1/ PBKB had:

  . The LARGEST UNREALIZED SECURITIES LOSS ($44 million) as a percentage of tangible shareholders equity (110%) of all the companies in the survey. If this loss were realized it would have reduced the book value per share by $8.76, which exceeds the company's accumulated net earnings of $8.45 from 1995 through 1999! As of March 31, 2000, the unrealized loss had risen to $48 million.

  . The 2nd worst p/e ratio (as of 12/31/99) of the group surveyed. PBKB had a p/e ratio of 6.3 times earnings versus a median p/e ratio (as of 12/31/99) of 11.9 times for the survey group.

  . The 2nd worst capital ratio as of 12/31/99 (measured by average equity/average assets) of 3.7% versus an average of 9.8% for the thrifts in the survey which means PBKB has...

  . HARDLY THE RECORD RETURN ON EQUITY the company claims once PBKB's capital ratio is adjusted to reflect the average of 9.8% for the thrifts in the survey. The return on equity for PBKB would then drop to 9.9% ranking the company 66th among the thrifts in the survey.

  . The compensation for its President and CEO, Richard S. Straczynski, and the Chief Operating Officer and CFO, Colin C. Blair, is determined based upon return on equity as a primary component. From 1998 to 1999, Mr. Straczynski's total cash compensation increased by 32.5% while Mr. Blair's increased by 36.7%. During the same period, THE VALUE OF PBKB'S SHARES DECLINED BY 14.6%!

   More importantly, the company has altered its business strategy from its stated objective. In its 1999 annual report the company states that since 1993 it has had a policy of "matching the expected maturities of the securities and loans to the funding provided by repurchase agreements and FHLB advances". Yet, the table of Interest Rate Sensitivity
--------
/1/ Source: SNL Securities Datasource excluding thrifts which had IPO dates after 12/31/95.

Analysis in the annual report clearly demonstrates that the company has adopted a strategy contrary to its stated policy by increasing short-term borrowings (i.e., one year or less) while extending the maturities of the bulk of its investment securities portfolio to five years or more. This policy change of mismatching expected maturities of security purchases and funding provided was undertaken without informing shareholders of the substantial risks such a strategy could place on the liquidity of the company or the strategy's potentially negative impact on future earnings in a period of rising interest rates.

   We believe these facts are cause for concern. The company, however, as it informed us in a letter last fall, thinks our concerns over the strategic direction of the company and its impact on shareholder value as indicated by the recent performance of the stock price are "inappropriate".

   That's why we have brought our concerns to you our fellow shareholders and repeat our commitment to you: IF ELECTED, THE KINGSTON GROUP NOMINEES WILL SEEK TO CAUSE THE BOARD OF DIRECTORS OF PBKB TO RETAIN AN INVESTMENT BANKING FIRM, WHICH WOULD BE CHARGED WITH REVIEWING ALL STRATEGIC ALTERNATIVES AVAILABLE TO THE PBKB, INCLUDING A SALE OF THE COMPANY.

   Please read our proxy statement, and if you have any questions or comments, either contact us at the numbers below or our proxy firm, Beacon Hill Partners, Inc. at 800-755-5001.

Sincerely yours,

Thomas F. Gillen                                  Donald B. Jennings
212-845-7942                                      212-845-7941
Fax: 212-845-7997                                 Fax: 212-845-7997
E-Mail: tgillen@ramius.com                        E-Mail: djennings@ramius.com

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